QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

List of Subsidiaries of Gold Banc Corporation, Inc.

GBCI Capital Trust, a Delaware business trust
GBCI Capital Trust II, a Delaware business trust
Gold IHC-II, LLC, a Delaware limited liability company Gold RE Holdings-II, LLC, a Delaware limited liability company
CompuNet Engineering, Inc., a Kansas corporation
Regional Holding Company, Inc., a Kansas corporation Gold Banc Mortgage, Inc., a Kansas corporation Realty Escrow Services, Inc. a Kansas corporation
Gold Financial Services, Inc. The Trust Company Gold Capital Management, Inc. Gold Insurance Agency, Inc. Gold Merchant Banc, Inc. Gold Investment Advisors, Inc.
GBC Kansas, Inc., a Kansas corporatione Gold Bank, a Kansas bank Gold IHC, Inc., a Nevada corporation Gold RE Holdings, Inc., a Nevada corporation
Provident Bank, f.s.b., a federal savings bank Gold IHC-1, LLC, a Delaware limited liability company Gold RE Holdings-I, LLC, a Delaware limited liability company
GBC Oklahoma, Inc., a Kansas corporation Gold Bank, Hennessey, Oklahoma, an Oklahoma bank Gold—BK Holdings, Inc. Central Oklahoma Leasing Authority, Inc., an Oklahoma corporation
GBC Florida, Inc. a Kansas corporation American Bank, a Florida bank ABI Capital Trust, a Delaware business trust
Gold Banc Acquisition Corporation VIII, Inc., a Kansas corporation
Gold Banc Acquisition Corporation X, Inc., a Kansas corporation

QuickLinks

List of Subsidiaries of Gold Banc Corporation, Inc.